UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On December 13, 2010, ShoreTel, Inc. (the “Company”) announced that Peter Blackmore joined the Company as the Company’s President and Chief Executive Officer (the “Executive”). Mr. Blackmore was also appointed as a member of the Company’s Board of Directors.

Mr. Blackmore, age 63, had served as President, Chief Executive Officer and a member of the Board of Directors of UTStarcom, Inc., a provider of Internet protocol-based network solutions, from July 2008 to September 2009 and served as President and Chief Operating Officer from July 2007 to June 2008. From 2005 until he joined UTStarcom, Mr. Blackmore served as Executive Vice President in charge of world-wide sales, marketing and technology at Unisys Corporation. Prior to joining Unisys in 2005, he served as Executive Vice President of the Customer Solutions Group at Hewlett-Packard Company from 2004 and as Executive Vice President of the Enterprise Systems Group from 2002 through 2004. From 1991 until its acquisition by Hewlett-Packard in 2002, Mr. Blackmore served in a number of senior management positions with Compaq Computer Corporation, most recently as its Executive Vice President of worldwide sales and services from 2000 through 2002. Mr. Blackmore serves on the board of MEMC Electronic Materials Inc. Mr. Blackmore holds an M.A. in Economics from Trinity College, Cambridge, U.K.

Qualifications to serve as director: Mr. Blackmore brings a range of experience in a variety of hardware, software and services companies and has recent experience as the Chief Executive Officer of UTStarcom, which designs, manufactures and sells a wide range of Internet protocol-based networking equipment and devices, which we believe provides specific and relevant business and operational experience as the Company provides Internet protocol-based telecommunications products. In addition, Mr. Blackmore possesses extensive international business experience, which we believe will benefit the Company’s growth strategy. The Company believes that it is important for the Chief Executive Officer to serve on the Board of Directors, as his day to day experience in managing the Company will provide detailed insight regarding the Company, its markets, strategy and operations for the other Board members.

The Company entered into an Executive Employment Agreement (the “Agreement”) with Mr. Blackmore that provides for the Executive’s general employment terms, including certain compensation provisions described below, and specified termination benefits in the event of a Termination Upon a Change of Control (defined below) or a Termination in Absence of a Change of Control (defined below).

Salary and Bonus. The Executive shall receive an annual base salary of $400,000, less applicable withholding taxes, which shall be reviewed annually by the Compensation Committee of the Board with changes thereto being subject to the definition of Good Reason (defined below). The Executive will be eligible to receive an annual objective-based incentive bonus based on criteria established by the Board equal to the Executive’s then-current base salary. Such Target Bonus may be increased at the discretion of the Board to a maximum of one hundred and fifty percent (150%) of the then current Base Salary based on achievement of performance objectives determined by the Board. For the fiscal year ending June 30, 2011, such Target Bonus will be pro-rated by the number of days between the commencement of employment and June 30, 2011, with the pro-rated portion for 2011 guaranteed at 100% achievement.

Additional Benefits. The Company will pay for one annual physical for the Executive and shall reimburse the Executive for the cost of his existing health insurance policy.

Equity Grants. The Executive will be granted an option to purchase (i) 750,000 shares of the Company’s common stock (the “Common Stock”) with an exercise price equal to the fair market value on the date of grant and (ii) 250,000 shares of Common Stock at an exercise price equal to $11.00 per share (collectively, the “Options”). The options will vest as to 25% of the shares subject thereto on the first anniversary of the grant date, with 1/48th of the shares subject to the options vesting on a monthly basis thereafter. The vesting of the options shall accelerate as described below.

Termination in Absence of a Change of Control. In the event of a Termination in Absence of Change of Control and upon the execution of a binding release agreement, the Executive will be entitled to receive: (1) a lump sum payment in an amount equal to eighteen (18) months of his base salary, less applicable withholding taxes; (2) reimbursement of premiums paid for continuation coverage for eighteen (18) months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), (3) an amount equal to his then-current target bonus, less any previously-paid advances on such bonus, prorated for the number of days of Executive’s service to the Company for such year, payable in one lump sum, provided that if such termination were to occur in the second (2nd) half of the fiscal year, the first (1st) half incentive plan funded percentage would be used and a performance rating factor of 1.0 in calculating the amount owed would be used, and (4) accelerated vesting of the Options as if Executive had provided a full year of service (but in no event less than six months of accelerated vesting) equal to one year, if such termination occurs during the first year of employment, or six months if such termination occurs after the one-year anniversary of employment.

Termination Upon a Change of Control. In the event of a Termination Upon a Change of Control and upon the execution of a binding release agreement, the Executive will be entitled to receive: (1) a lump sum payment in an amount equal to eighteen (18) months of his base salary, less applicable withholding taxes; (2) reimbursement of premiums paid for continuation coverage for eighteen (18) months pursuant to COBRA; (3) a lump sum payment in an amount equal to one hundred and fifty percent (150%) of his then-current target bonus, less applicable withholding taxes and (4) full acceleration of the Options. The Executive is required to provide reasonable transition services to the Company (or any successor) following a Termination Upon a Change of Control for a three (3)-month period in order to receive these benefits.

Term of Agreement. The agreement has a three-year initial term. Either the Executive or the Company may give at least nine (9) months’ prior notice to the other that the Agreement shall terminate at the end of the initial term. If such written notice is not timely provided, the term of the agreement renews and extends for another three years.

Definitions

“Change of Control” means:

(a)	consummation of a merger, consolidation or reorganization approved by the Company’s stockholders, unless securities representing at least fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or its successor are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(b)

the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect) other than such a sale, transfer or disposition to an entity, in which at least fifty percent (50%) of the combined voting power of the voting securities of which is owned by the Company or by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior thereto;

(c)	any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities representing more than fifty percent (50%) of (A) the outstanding shares of the common stock of the Company, or (b) the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders;

(d)	a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are “Incumbent Directors.” “Incumbent Directors shall mean directors who are either (i) directors as of the date of the Agreement, or (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

“Cause” means:

(a)	material failure to perform Executive’s duties; provided that no termination for Cause under this subsection (a) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct such failure;

(b)	engagement in intentional misconduct or dishonesty which is materially detrimental to the Company; provided that no termination for Cause under this subsection (b) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct such behavior if such dishonesty or misconduct is curable or correctable;

(c)	material breach of this Agreement or material failure to follow any reasonable written policies of the Company; provided that no termination for Cause under this subsection (c) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct such breach if such breach is curable or correctable;

(d)	conviction of or plea of no contest to any felony;

(e)	willful refusal to follow reasonable direction from the Board of Directors of the Company; provided that no termination for Cause under this subsection (e) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct such refusal if it is curable or correctable; or

(f)	exercise of bad faith in the performance of his responsibilities that results in grossly unsatisfactory performance.

“Good Reason” means a material negative change in the service relationship by the occurrence of any of the following conditions, without the Executive’s written consent:

(a)	a reduction of Executive’s authority, duties, or responsibilities provided that all reductions occurring over the preceding consecutive twelve (12) month period in the aggregate are material; provided, however, that the following shall not, in and of themselves, constitute “Good Reason”: (i) absent a Change of Control, the termination of Executive’s position as “President”, if Executive remains CEO; and (ii) absent a Change of Control, the termination of Executive’s position as “Chairman of the Board” if he previously was “Chairman of the Board”, or as a general member of the Board, if Executive remains CEO;

(b)	a ten percent (10%) or more reduction in the Executive’s Base Salary relative to the highest amount in effect since the Effective Date (other than an equivalent percentage reduction in annual base salaries prior to a Change of Control that applies to the majority of named executive officers);

(c)	the Company’s requiring the Executive to be based at any office or location more than 50 miles from the Company’s headquarters in Sunnyvale, CA, which is where the Executive is based as of the Effective Date;

(d)	a failure by the Company to nominate or renominate you to the Board; provided that the failure of stockholders of the Company to elect you to the Board shall not constitute Good Reason;

(e)	a material breach of this Agreement by the Company; provided that no Good Reason under this subsection (e) shall exist unless the Company: (i) has been provided with notice of the breach, and (ii) has had at least 30 days to cure or correct the breach; or

(f)	A requirement that Executive report to anyone other than the Board.

“Termination in Absence of Change of Control” is defined as:

(a)	any termination of the Executive’s employment by the Company without Cause other than during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following a Change of Control; or

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs other than during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the Change of Control, and (ii) notice is provided to the Company within ninety (90) days of the existence of Good Reason with a thirty (30) day opportunity to cure.

“Termination Upon Change of Control” is defined as:

(a)	any termination of the employment of the Executive by the Company without Cause during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the consummation of a Change of Control; or

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the Change of Control, and (ii) notice is provided to the Company within ninety (90) days of the existence of Good Reason with a thirty (30) day opportunity to cure.

“Termination in Absence of Change of Control” and “Termination Upon Change of Control” do not include any termination of the officer’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability (as defined in Section 409A and Treasury Regulations promulgated thereunder); (3) as a result of Executive’s death; or (4) as a result of Executive’s voluntary termination of Executive’s employment with the Company other than for Good Reason.

The foregoing descriptions of the provisions of the Agreement are qualified in their entirety to the actual form of agreement that will be filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: December 13, 2010	By:	/s/ Michael E. Healy
		Name:	Michael E. Healy
		Title:	Chief Financial Officer